Exhibit 32(a)
Certification Pursuant to 18 U.S.C. Section 1350
I, Joseph P. Keithley, Chairman, President and Chief Executive Officer of Keithley Instruments, Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, that:
(1) The Quarterly Report on Form 10-Q of the Company for the period ended December 31, 2005 which this certification accompanies fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joseph P. Keithley Joseph P. Keithley Chairman, President and Chief Executive Officer February 9, 2006
A signed original of this written statement has been provided to Keithley Instruments, Inc. and will be retained by Keithley Instruments, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.